As filed with the Securities and Exchange Commission on January 26, 2000
                                                        Registration No. _____
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                            FRISBY TECHNOLOGIES, INC.
             (exact name of Registrant as specified in its charter)


           Delaware                                          62-1411534
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification Number)

           77 East Main Street, Suite 2000, Bay Shore, New York 11706
                    (Address of principal executive offices)

               Frisby Technologies, Inc. - 1998 Stock Option Plan
                            (Full title of the plan)


                                Gregory S. Frisby
                             Chief Executive Officer
                            Frisby Technologies, Inc.
                         77 East Main Street, Suite 2000
                            Bay Shore, New York 11706
                                 (516) 969-8570






                                    Copy to:
                            Norman M. Friedland, Esq.
                    Ruskin, Moscou, Evans & Faltischek, P.C.
                              170 Old Country Road
                             Mineola, New York 11501
                                 (516) 663-6510
                           (516) 663-6641 (facsimile)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                 Number of shares          Proposed maximum         Proposed maximum
Title of each class of                 to be                Offering price         aggregate offering             Amount of
securities to be registered         registered               per share (1)              price (1)           Registration fee (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par              750,000                    $4.96                $3,722,722.00                $983
value (2)
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee and based (a) as to the 521,300 shares purchasable upon exercise of outstanding options, upon the average price at which such options may be exercised and (b) as to the remaining 228,700 shares issuable upon exercise of options reserved for issuance, on the average of the high and low prices for the Company's Common Stock as quoted on the Nasdaq SmallCap Market and the Boston Stock Exchange ("BSE") on January 21, 2000.

(2) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the plans being registered.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION

     In accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     In accordance with Rule 428 under the Act and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Registration Statement on Form SB-2 (No. 333-45121) filed with the Commission on March 30, 1998;

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998;

     (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998;

     (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998;

     (e) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

     (f) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999;

     (g) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999

     (h) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999;

     (i) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998; and

     (j) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A (No. 001-14005) filed with the Commission on March 31, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the DGCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) of the DGCL provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law;
(iii) liability for dividends paid or stock repurchased or redeemed in violation of the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article Tenth of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for liability under Section 174 of the DGCL (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The effect of this provision in the Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

     Article Eleventh of the Company's Certificate of Incorporation provides that all persons who the Company is empowered to indemnify pursuant to the provisions of Section 145 of the DGCL (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Company to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's By-Laws provide that the Company shall indemnify each director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware.

     The  Company  currently   maintains   directors'  and  officers'  liability
insurance coverage for all directors and officers.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

     4.1 Frisby Technologies, Inc. - 1998 Stock Option Plan

     5.1 Opinion of Ruskin, Moscou, Evans & Faltischek, P.C.

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Ruskin,  Moscou,  Evans &  Faltischek,  P.C.  (contained in
          Exhibit 5.1 hereof)

     24.1 Power of Attorney (contained in signature page hereof)

ITEM 9. UNDERTAKINGS

     (a) The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bay Shore, state of New York on the ____ day of January, 2000.

                                               FRISBY TECHNOLOGIES, INC.


                                            By: /s/ Gregory S. Frisby
                                                ---------------------
                                                Gregory S. Frisby,  President



     In accordance with the requirements of the Act, this Registration Statement was signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorized each of Gregory S. Frisby with full power of substitution to execute in the name of such person and to file any amendment or post-effective amendment to this Registration Statement making such changes in this Registration Statement as the Company deems appropriate and appoints each of Gregory S. Frisby with full power of substitution, attorney-in-fact to sign and to file any amendment and post-effective amendment to this Registration Statement.




              Signature                                        Title                               Date
              ---------                                        -----                               ----

         /s/ Gregory S. Frisby                  Chairman   of  the  Board  of   Directors,  January 14, 2000
         ---------------------                  President and Chief Executive Officer
         Gregory  S. Frisby

         /s/ Stephen P. Villa                   Chief Financial Officer                     January 14, 2000
         --------------------
         Stephen P. Villa

         /s/ Jeffry D. Frisby                   Director                                    January 14, 2000
         --------------------
         Jeffry D. Frisby

         /s/ Pietro A. Motta                    Director                                    January 14, 2000
         -------------------
         Pietro A. Motta

         /s/ Domenico De Sole                   Director                                    January 14, 2000
         --------------------
         Domenico De Sole

         /s/ Robert Grayson                     Director                                    January 14, 2000
         ------------------
         Robert Grayson

                                Index to Exhibits

   Exhibit Number                           Description
   --------------                           -----------

         4.1             Frisby Technologies, Inc. - 1998 Stock Option Plan

         5.1             Opinion of Ruskin, Moscou, Evans & Faltischek, P.C.

        23.1             Consent of Ernst & Young  LLP

        23.2             Consent of Ruskin, Moscou, Evans & Faltischek, P.C.
                         (contained in Exhibit 5.1 hereof)

        24.1             Power of Attorney (contained in signature page hereof)